UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 5, 2013 (November 21, 2013)

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MINERCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

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NEVADA	333-156059	27-2636716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Trafalgar Square
Suite 455
Nashua, NH 03063
(Address of principal executive offices, including zip code.)

(603) 732-6948
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 21, 2013, through our subsidiary, Level 5 Beverage Company, Inc. (“Level 5”), we entered into an Agreement (the “Brand Licensing Agreement”) with VITAMINFIZZ, L.P, a California Limited Partnership where the Licensee acquires the exclusive rights in North America (the “Territory”) to use VitaminFIZZ® (the “Brand”) on and in connection with the marketing, distribution and sale of the Brand.

The summary of the Agreement is as follows (the entire Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K filed with the Securities and Exchange Commission):

  License.

a)
Licensor hereby grants to Licensee, subject to the terms and conditions hereof, the exclusive license in the Territory to use Licensor's Brand, Know-how and commercial and technical information to market, distribute  and sell the Products and any other products it manufactures using the Brand to {commercial} customers, which shall include all rights to use in advertising, publicity, or otherwise, any other trademark, trade name or names, or any contraction, abbreviation, or simulation thereof, on and in connection with the marketing, distribution and sale of the Products.

b)	Licensor shall provide information on all Know-how, technical information, techniques, and other technical information, as requested, within a commercially reasonable period of time.

c)	Licensee shall have the right to grant sublicenses provided that such sublicensees agree to abide by the terms of this Agreement to the same extent as if they were a licensee.

d)
Licensor acknowledges that Licensee may hereafter enter into licenses with third parties regarding the sale of other similar products and such sale shall not be deemed to be a breach of this Agreement.

e)	Licensor agrees that except for the license herein granted to Licensee it shall not license or sell any products similar to the Products or any other products in connection with the Brand.

Initial License Fee.

a.
Fee. In consideration for the costs incurred by Licensor for manufacturing and maintaining its existing inventory of Products, inclusive of any raw material costs, Licensee shall pay Licensor an initial license fee of Thirty Thousand Dollars ($30,000) upon the execution of this Agreement, as an advance against license fees due under paragraph 4 below.

b.
Proof of Sufficient Financial Resources. During the six (6) months following the execution of this Agreement, Licensee shall provide, to Licensor on a strictly confidential basis, as and when requested by Licensor, sufficient proof that Licensee’s financial resources to be dedicated to the Brand and the marketing, distribution and sale of the Products are in excess of One Hundred Thousand Dollars ($100,000.00), inclusive of the Thirty Thousand Dollar ($30,000) initial advance license fee paid as set forth above.  During the next succeeding six (6) month period, Licensor shall continue to have the right to request, and Licensee shall continue to provide on a strictly confidential basis, information related to the sufficiency of its resources to market and sell the Products.

c.	Maintenance of Trademarks. During the Term, Licensor shall be responsible for filing, prosecuting and maintaining any patents or trademarks licensed by Licensor related to the Brand.

d.
Services to be provided by Licensor or its Affiliated Entities. The parties acknowledge that Power Brands is the general partner of the Licensor and that Power Brands, LLC is in the business of providing product development and brand management services for companies engaged in the beverage industry. Licensor acknowledges that one of the incentives for Licensee to enter into this Agreement was its agreement to provide the following services or to cause Power Brands, LLC to perform the following services at no cost to Licensee other than the brand management services which shall be provided to Licensee at the cost price incurred by Licensor:

●	Re-formulation and re-design of VitaminFIZZ®;

●	Set up and maintain a website for the display of the Products under the Brand;

●	Provide all brand management services at cost;

o	develop necessary P&L, Cash Flow, and Balance Sheet documents

o	setup and keep Licensee’s accounting books

o	Advise on production (all scales)

o	Advise on ordering raw materials, invoicing, delivery, and finished goods logistics (freight and warehousing)

o	Create a brand specific sales and marketing plan based on the brand’s demographic and geographic targets and budget.

o	Manage sales person(s)

o	Design Product and Brand sell sheet and Point of Sale material including posters, suction racks, static clings, coolers, etc.

o	Establish appropriate sales and marketing budgets based on scope of overall project.

o	Develop an impactful and cost effective rollout marketing campaign.

o	Create retailer and distributor presentations based on brand’s demographic and geographic targets.

o	Identify correct retail and distributor partners

o	Actively participate in key account buyer meetings.

o	Work directly with sales personnel to secure sales meetings and ultimately shelf space.

Percentage Fee and Milestone Payments.

(a)
Percentage Fee.  The Licensee and Licensor agree that the profit to be recognized by each party shall be earned and distributed as follows:  (i) fifty-one percent (51%) of the net revenue derived from the sale of Products under the Brand shall be earned by and distributed to Licensee and (ii) forty-nine percent (49%) of the net revenue derived from the sale of Products under the Brand shall be earned by and distributed to Licensor as license fees.  For the purposes hereof, “net sales” shall mean the gross amount invoiced to third parties by Licensee less the sum of: (a) trade, cash and quantity discounts or rebates actually allowed or taken; (b) credit or allowances given or made for rejection of or return of previously sold Products or for retroactive price reduction; (c) charges for insurance, freight and other transportation costs directly related to delivery of the Products; and (d) sales, transfer and other excise taxes levied on the sale of the Products . The payment by the Licensee to the Licensor shall be within thirty (30) days following the calendar month in which payment for the net revenue was received. No percentage fee payment shall be made to Licensor until such time as the aggregate percentage fee payments earned by Licensor exceed Thirty Thousand Dollars ($30,000).  The percentage fee shall be computed and paid in accordance with Licensee’s accounting records.  All withholding and other taxes that may be imposed on Licensee shall be deducted from the payment of such fees upon provision to Licensor of an official receipt evidencing payment of such taxes.  All out-of-pocket expenses related to the manufacture of the Products after the date hereof shall managed by, and the responsibility of, Licensee. Licensor shall have the right to assign and/or sell its revenue interest to a third party upon thirty (30) days prior written notice.

(b)
Milestone Payment.  If at any time the Licensee’s net sales of Products under the Brands exceeds Twenty Million Dollars ($20,000,000), then Licensee shall pay to Licensor a one-time cash milestone payment equal to One Million Dollars ($1,000,000), payable within thirty days of the end of the first fiscal year in which such net sales are achieved.

Term. The initial term of this Agreement shall be for five (5) years from the date hereof unless earlier terminated pursuant to the terms hereof. Thereafter, so long as Licensee is not in default, this Agreement may be extended by Licensee for five (5) additional years under such terms and conditions as may be mutually agreed to by the parties Licensor. If the parties are unable to agree to renewal terms then, at the election of the Licensee, in its sole discretion, this Agreement shall continue for an additional five year term upon the same terms and condition contained in this agreement. If this Agreement is terminated before the end of the initial term then the Licensee, its agents or sublicensees shall not engage, directly or indirectly, in any part of the business of manufacturing, marketing or servicing of Products based upon or derived from Licensor Know-how for a period of five (5) years.

Board of Directors. Licensor shall appoint a representative to Licensee’s to its board of directors, which shall consist of no more than three (3) members.  The by-laws of the Licensee shall further provide that no action may be taken by the Board without notice being given to Licensor’s representative and that any sale of the Licensee or its business operations will require a unanimous vote.

 The foregoing description of the Brand Licensing Agreement is qualified in its entirety by reference to the full text of the Brand Licensing Agreement, attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission and incorporated herein by reference.

 On November 21, 2013, we issued the attached press release that included a description of the agreement.  A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K.

 On November 22, 2013, we issued the attached press release that included a reference to the agreement and the appointment of Licensor’s appointee to the Level 5 Board of Directors, Darin Ezra.  A copy of the press release is attached as Exhibit 99.2 to this Report on Form 8-K.

ITEM 8.01.   OTHER EVENTS

On December 4, 2013, the Company announced that its subsidiary, Level 5 Beverage Company, Inc. (“Level 5”), appointed Kiersten Slader as the Key Account Manager for Level 5 and all of its brands.

Ms. Slader, as the Key Account Manager of all of Level 5’s products and brands, is responsible for introducing brands, generating sales and maintaining relationships with key retail accounts. Key retail accounts are larger retail chains that are strategic and add immediate value to Level 5 and its brands: LEVEL 5™, COFFEE BOOST™ and VitaminFIZZ®.

Ms. Slader was hired by Power Brands Consulting, LLC (“Power Brands”), which is under contract for Brand Management Services for Level 5, in November, 2013. Before joining Power Brands and Level 5, Ms. Slader was the Business Development Manager at NEO North America Inc. (“NEO”) where she was instrumental in the launch and sustained growth of NEO Water since 2010. Prior to NEO, Ms. Slader was the Business Development Manager at DotNEXT Inc., an internet technology company.

  On December 4, 2013, we issued the attached press release about the appointment of Level 5’s Key Accounts Manager, Kiersten Slader.  A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS, FINANCIAL STATEMENT SCHEDULES

Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith
10.1	Brand License Agreement, dated November 21, 2013				X
10.2	Brand Management Agreement, dated June 14, 2013	8-K	6/18/13	10.1
99.1	Press Release, dated November 21, 2013				X
99.2	Press Release, dated November 22, 2013				X
99.3	Press Release, dated December 4, 2013				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 5, 2013	MINERCO RESOURCES, INC.

	By:	/s/ John F. Powers